Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

F-1

Yimutian Inc.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Class A ordinary shares, par value US$0.00001 per share	(1)	Other	1,057,692,300	$0.03	$31,730,769.00	0.0001381	$4,382.02

Total Offering Amounts:							$31,730,769.00		4,382.02
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$4,382.02

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Offering Note(s)

(1)	Up to 1,057,692,300 Class A ordinary shares of the Registrant, par value of US$0.00001 per share (the “Class A ordinary shares”), represented by up to 42,307,692 American depositary shares (the “ADSs”), issuable upon the conversion or otherwise pursuant to the terms of certain senior convertible promissory notes at a floor price of US$0.26 per share, are to be offered for resale by the selling shareholder named in the prospectus contained in this registration statement. The Class A ordinary shares may be represented by the ADSs, each of which currently represents twenty-five (25) Class A ordinary shares. ADSs issuable upon deposit of the securities registered hereby have been registered under a separate Registration Statement on Form F-6 (File No. 333-288880).

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover any additional number of Class A ordinary shares that may be issued from time to time to prevent dilution as a result of a distribution, split, combination or similar transaction.

Pursuant to Rule 457(c) under the Securities Act, and solely for the purpose of calculating the registration fee, the proposed maximum offering price per share of the Class A ordinary shares issuable upon conversion of convertible notes is based upon US$0.59725 per ADS, which is the average of the high and low prices of the ADSs as of February 27, 2026, or US$0.03 per Class A ordinary shares after rounding up, as reported on The Nasdaq Global Market.